Exhibit 10.13

SHARE EXCHANGE AGREEMENT

PARTY A: ASIALINK（FAR EAST）LIMITED, a company incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, with the business registration certification number: 33913161-000-07-08-7, and the address: RM 1401 WORLD COMMERCE CENTRE HARBOUR CITY 7-11 CANTON RD TST KL.

PARTY B: SMARTHEAT INC., a company incorporated under the laws of the State of Nevada. Mr. Jun Wang served as the Chairman and CEO of SMARTHEAT INC., who is a Chinese citizen.

WHEREAS, PARTY A has agreed to transfer 100% of the issued and outstanding capital stock (the “Target Equity ”) held by it in SAN DE KE Co., Ltd. (the “Target Company”) to PARTY B; PARTY B agreed to acquire the Target Equity and to pay the price to PARTY A; After friendly consultations, both PARTY A and PARTY B agreed to implement the share exchange transaction (the “Share Exchange”) upon the terms and subject to the conditions set forth herein.

Section 1. The Target Company

1.1.
The Target Company is a wholly foreign-owned enterprise, which was incorporated under the laws of the People’s Republic of China. The Target Company’s business registration certification Number is QIDUHUPUZONGZI 321124(PUDONG), and its address is 4# workshop, 6999 Chuansha Street, Pudong New District, Shanghai City. Mr. Zirong Zhang served as the the legal representative of the Target Company, who is Chinese citizen.

1.2.	The registered capital of the Target Company is US$200,000 as of the signature date of this Agreement. PARTY A is the exclusive shareholder of the Target Company, and duly holds the Target Equity.

1.3.
The benchmark date for the Share Exchange shall be September 25, 2008. The balance sheet of the Target Company as of September 25, 2008 shall be an annex to this Agreement, which is named as “Acquisition Table”. PARTY A shall assure PARTY B that the Acquisition Table is real, objective and accurate.

Section 2. Declarations and Assurances

2.1.	Declarations and Assurances by PARTY A to PARTY B:
As of the date that the Target Equity is duly transferred to PARTY B from PARTY A, PARTY A is duly incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, and is in good standing; PARTY A has the absolute right to dispose its assets of properties; PARTY A has made the decision to consent the Share Exchange in accordance with its By-laws; The Target Equity is free and clear of any security interest, mortgage, pledge, lien, encumbrance.

2.2.	Declarations and Assurances by PARTY B to PARTY A:
As of the date that the Target Equity is duly transferred to PARTY B from PARTY A, PARTY B is duly incorporated under the laws of the Nevada State and is in good standing; PARTY B has the absolute right to dispose its assets or properties; PARTY B has made the decision to consent the Share Exchange in accordance with its By-laws; The money paid to PARTY A by PARTY B comes from the legal resource.

Section 3. The Target Equity

3.1.	PARTY A shall totally transfer the Target Equity to PARTY B; PARTY A shall not hold the shareholder status of the Target Company anymore, after the Target Equity has been duly transferred to PARTY B.

3.2.	PARTY B shall totally acquire the Target Equity from PARTY A; PARTY B shall be the exclusive shareholder of the Target Company after the Target Equity has been duly transferred to PARTY B.

3.3.
PARTY A shall be responsible for the remaining debts of the Target Company that are not listed on the Acquisition Table before the Target Equity has been duly transferred to PARTY B. After the Target Equity has been duly transferred to PARTY B, such debts shall not be subject to PARTY B and the Target Company.

Section 4. The Price

4.1.	PARTY B shall pay US$741,516 to PARTY A for the Share Exchange.

Section 5. Payments

5.1.
PARTY A shall provide PARTY B with some relative written documents within 5 days after the signature date of this Agreement, and cooperate with PARTY B to apply to the government agencies for processing the approval and registration procedures.

5.2.	PARTY B shall pay the price to PARTY A as followed:

a) PARTY B shall pay an initial US$ 222,455 to PARTY A within 15 days after the signature date of this Agreement;

b) PARTY B shall pay an additional US$ 370,758 to PARTY A within 15 days after all the necessary written documents have been filed with the government agencies;

c) PARTY B shall pay a final US$ 148,303 to PARTY A within 15 days after the Share Exchange has been approved and registered by the government agencies.

Section 6. Breach of Agreement

6.1.	PARTY A shall fulfill its responsibilities under this Agreement, in case of breach by PARTY A, it shall compensate PARTY B for actual losses.

6.2.	PARTY B shall fulfill its responsibilities under this Agreement, in case of breach by PARTY B, it shall compensate PARTY A for actual losses.

Section 7. Governing Law and Settlement of Disputes

7.1.	Both PARTY A and PARTY B have agreed that this agreement shall be deemed to have been made under, and shall be governed by, and construed in accordance with the laws of the People’s Republic of China.

7.2.	PARTY A and PARTY B shall friendly consult to settle the dispute arising from performing this Agreement; in case of failing to consult, each PARTY shall have the right to indict.

Section 8. Effectiveness and Termination

8.1.	This Agreement shall become effective upon the signatures and seals by PARTY A and PARTY B.

Section 9. Procedures, Taxes and Fees

9.1.	PARTY A shall assign its personnel to process the relative approval and registration issues, while PARTY B shall provide PARTY A with some necessary help.

9.2.
PARTY A and PARTY B shall respectively pay the taxes and fees relating to the Share Exchange according to the relative law; the taxes and fees that are not specifically regulated shall be equally shared by PARTY A and PARTY B.

Section 10. Force Majeure

10.1.
Neither party is responsible for any situation arising from Force Majeure such as:natural disasters including earthquakes, hurricanes and floods, wars, riots or other major national or social uprisings.

Section 11. Copies

11.1.	This Agreement has 4 copies, each Party holds one copy, the two other copies are used to be file with government agencies.

Section 12. Signing

12.1	This agreement is signed in Beijing City, PRC on September 25, 2008.

Section 13. Noncompetition

13.1 As the shareholders of PARTY A, Mr. Yaoming Xue and Mr. Feng Chen (the “Two People”)both make the following Declarations and Assurances to PARTY B and the Target Company:

Within 4 years After the Target Equity has been duly transferred to PARTY B, the Two People shall not serve the duties, other than the duties that the Two People served in the Target Company, or not engaged in the business that will compete with the Target Company;

The Two People shall not make any investment in the companies that will compete with the Target Company;

The Two People shall not serve duties in any companies that will compete with the Target Company;

The Two People shall not operate any acts that will compete with the Target Company.

13.2. The Two People shall respectively pay RMB 800,000 (approximately equals US$116,788 ) to each of PARTY B and the Target Company, in case of breaching the clause 13.1 above.

Signature:	1. Yaoming Xue	2. Feng Chen:

	September25, 2008	September25, 2008

PARTY A : ASIALINK（FAR EAST）LIMITED
(SEAL)

Signature: /s/ Authorized AsiaLink Signatory
September 25, 2008

PARTY B : SMARTHEAT INC.
(SEAL)

Signature: /s/ Authorized SmartHeat Signatory
September 25, 2008

Annex :  Acquisition Table